UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2009

CENTURY PROPERTIES FUND XV

(Exact name of Registrant as specified in its charter)

            California                0-9680                  94-2625577

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, Apartment Investment and Management Company ("Aimco") announced the appointment of Ernest M. Freedman as Executive Vice President and Chief Financial Officer. Mr. Freedman will also serve as Executive Vice President and Chief Financial Officer of the Managing General Partner. Mr. Freedman’s promotion is effective November 1, 2009.

Aimco also announced that David Robertson, President, Chief Investment Officer and Chief Financial Officer of Aimco and President and Chief Financial Officer of the Managing General Partner is resigning from his position as Chief Financial Officer of Aimco and the Managing General Partner effective November 1, 2009, and is resigning from his other positions effective December 31, 2009.  In order to provide for an orderly transition, Mr. Robertson will continue in an advisory capacity through early 2010, working on a variety of transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XV

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: November 2, 2009